                                  EXHIBIT 21.3

                            SUBSIDIARY OF ACME STEEL

                                                                                PERCENTAGE OWNERSHIP
           SUBSIDIARY              STATE OF INCORPORATION YEAR OF INCORPORATION    BY ACME STEEL
           ----------              ---------------------- --------------------- --------------------
Alabama Metallurgical Corporation         Delaware                1969                  100%